                                                                       Exhibit E

                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated as of the ____ day of November, 1999

BETWEEN:

            IPO INTERNATIONAL INC., a corporation incorporated under the laws of the British Virgin Islands,

                                                             (the "Shareholder")
                                                               OF THE FIRST PART

                                     - and -

            SOUTHBRIDGE EQUITIES INC., a corporation incorporated under the laws of Canada,

                                                                 ("Southbridge")
                                                              OF THE SECOND PART

WHEREAS:

      A. Southbridge has agreed to purchase 1,555,556 Special Warrants issued by International Menu Solutions Inc. ("IMSI") in accordance with the terms of a subscription agreement ("Treasury Subscription Agreement") dated October 22, 1999.

      B. The Shareholder wishes to sell the number of its shares of common stock in the capital of International Menu Solutions Corporation (the "Shares") to Southbridge set out in Schedule A hereto on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants herein contained and the sum of $l now paid by each Party hereto to each other Party hereto (the receipt and sufficiency whereof is hereby acknowledged), the Parties hereto agree as follows:

1. Purchase Price: Subject to the terms and conditions in this Agreement and in reliance on the representations and warranties of the Shareholder contained herein, and in consideration of the sale, conveyance, transfer and delivery of the Shares, Southbridge agrees to pay to the Shareholder at Closing (as hereinafter defined) the sum of U.S. $2.50 per Share for an aggregate purchase price of $180,755.00 (the "Purchase Price"). The Purchase Price shall be paid by Southbridge on Closing by certified cheque or wire transfer to the Shareholder or as the Shareholder directs in writing.

2. No Encumbrances: The Shares are owned by the Shareholder free and clear of all security interests, mortgages, encumbrances, options, pledges, lien, hypotheses, charges or claims of any kind. The Shareholder has the exclusive right to sell the Shares as provided in this Agreement and such sale will not contravene or breach or result in any default under any indenture, mortgage, lease, agreement, obligation, law, statute, regulation, order, judgment or decree to which the Shareholder is a party or subject or by which the Shareholder is bound or affected nor is the Shareholder required to obtain any consent or approval for the completion of the transaction contemplated by this Agreement. The Shareholder has not granted to any other person, firm, corporation or other entity any right to acquire, or any other rights in or to, the Shares.

3. Authorization: The Shareholder has full corporate power and authority to enter into and deliver this Agreement and to carry out the transactions contemplated hereby and the consummation of the transactions contemplated under this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of the Shareholder and, to the extent required, all necessary actions of the shareholders of the Shareholder.

4. Enforceability: This Agreement has been duly and validly executed and delivered by the Shareholder and is a valid and legally binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

5. No Shareholder Violation: The Shareholder covenants that it has and it will comply with all applicable laws in connection with its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

6. Securities Laws: The Shareholder is not an Affiliate (as defined in the United States Securities Act of 1933, as amended) of International Menu Solutions Corporation and the Shares were acquired by the Shareholder on the dates set out in Schedule B hereto.

7. Litigation: There is no suit, action, litigation or proceeding in progress, under investigation or threatened against or relating to the Shareholder which involves in any way the Shareholder or the Shares, nor, to the knowledge of the Shareholder, are there any existing grounds on which the same might be commenced with any reasonable likelihood of success.

8. Closing: A closing (the "Closing") shall be held on November 5, 1999 or on such other date as the parties may agree.

9. Obligation to Close: The obligation of Southbridge to complete the purchase of the Shares under this Agreement shall be subject to the satisfaction, at or before Closing, of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of Southbridge and may be waived by it in whole or in part):

      (a) Accuracy of Representations at Closing: All of the representations and warranties of the Shareholder made in or pursuant to this Agreement shall be true and correct as at Closing and Southbridge shall have received a certificate from the Shareholder confirming the truth and correctness of such representations;

      (b) Receipt of Common Shares: Southbridge shall have received an Unsecured Share certificate representing the Shares duly endorsed to Southbridge; and

      (c) Completion of Transactions: The transactions contemplated by the Treasury Subscription Agreement shall have been successfully completed.

10. Deliveries at Closing: At the Closing, the Shareholder shall transfer and assign to Southbridge the Shares by delivering certificates representing each of the Shares, duly endorsed for transfer to Southbridge, and the other agreements, certifications and other documents required to be executed and delivered hereunder at the Closing shall be duly and validly executed and delivered.

11. No Assignment: This Agreement may not be assigned by any of the Parties hereto without the prior written agreement of all other Parties hereto.

12. Applicable Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13. Counterparts: This Agreement may be executed in several counterparts each of which when executed shall be deemed to be an original, and such counterparts shall each constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the day and year first above written.

14. Entire Agreement: This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein.

15. Successors and Assigns: This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

                                                 IPO INTERNATIONAL INC.

                                                 By: ___________________________
                                                 Name:
                                                 Title:

                                                 By: ___________________________
                                                 Name:
                                                 Title:


                                                 SOUTHBRIDGE EQUITIES INC.

                                                 By:__________________________
                                                    Authorized Signing Officer

                                                 By:__________________________
                                                    Authorized Signing Officer